UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

LEISURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York 10107

(Address of principal executive offices) (Zip Code)

(646) 565-6940

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LACQ	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	LACQW	The Nasdaq Stock Market LLC
Units, each consisting of one share of Common Stock and one-half of one Warrant	LACQU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 18, 2021, Leisure Acquisition Corp. (“Leisure” or the “Company”) together with Ensysce Biosciences, Inc. (“Ensysce”) jointly issued a press release announcing the appointment of David Humphrey as Chief Financial Officer of Ensysce.

A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information furnished in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Important Information and Where to Find It

In connection with the transaction described herein, Leisure intends to file relevant materials with the SEC, including a registration statement on Form S-4, which will include a proxy statement/ prospectus. Promptly after the registration statement is declared effective by the SEC, Leisure will mail the definitive proxy statement/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. Investors and security holders of Leisure are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the transaction that Leisure will file with the SEC when they become available because they will contain important information about Leisure, Ensysce and the transaction. The preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Leisure with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov). The documents filed by Leisure with the SEC also may be obtained free of charge at Leisure’s website at www.leisureacq.com or upon written request to Leisure at 250 West 57th Street, Suite 415, New York, New York 10107, or by calling Leisure at (212) 565-6940.

Participants in the Solicitation

Leisure, Ensysce and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Leisure’s shareholders in connection with the proposed transaction. Information about Leisure’s directors and executive officers and their ownership of Leisure’s securities is set forth in Leisure’s Definitive Proxy filed with the SEC on November 3, 2020. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Leisure, the combined company or Ensysce, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEISURE ACQUISITION CORP.

Date: February 18, 2021	By:	/s/ Daniel B. Silvers
	Name:	Daniel B. Silvers
	Title:	Chief Executive Officer and Director

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